Exhibit 99.1

ArQule Announces Commencement of Proposed Public Offering of Common Stock

Burlington, MA, July 10, 2018 - ArQule, Inc. (Nasdaq: ARQL) today announced that it has commenced an underwritten public offering, subject to market and other conditions, to issue and sell shares of its common stock. In connection with the offering, ArQule expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering. There can be no assurances as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the shares in the offering are to be sold by ArQule.

The Company intends to use the net proceeds of the offering to fund its core clinical programs and for general corporate purposes.

Leerink Partners is acting as sole book-running manager for the offering. Needham & Company is acting as lead manager, and Roth Capital Partners, B. Riley FBR, Inc. and JonesTrading Institutional Services LLC are acting as co-managers for the offering.

The securities described above are being offered by ArQule pursuant to a shelf registration statement on Form S-3 (File. No. 333-213456), including a base prospectus, that was previously filed by ArQule with the Securities and Exchange Commission (“SEC”) and declared effective on October 5, 2016. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, also may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@leerink.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About ArQule

ArQule is a biopharmaceutical company engaged in the research and development of targeted therapeutics to treat cancers and rare diseases. ArQule’s mission is to discover, develop and commercialize novel small molecule drugs in areas of high unmet need that will dramatically extend and improve the lives of our patients. Our clinical-stage pipeline consists of five drug candidates, all of which are in targeted, biomarker-defined patient populations, making ArQule a leader among companies our size in precision medicine. ArQule’s pipeline includes: ARQ 531, an orally bioavailable, potent and reversible inhibitor of both wild type and C481S-mutant BTK, in a Phase 1 trial for patients with B-cell malignancies refractory to other therapeutic options; Miransertib (ARQ 092), a selective inhibitor of the AKT serine/threonine kinase, in a phase 1/2 company-sponsored trial for Overgrowth Diseases, in a Phase 1 trial for ultra-rare Proteus syndrome conducted by the National Institutes of Health (NIH), and in a Phase 1b trial in combination with the hormonal therapy, anastrozole, in patients with advanced endometrial cancer; ARQ 751 a next generation AKT inhibitor, in a Phase 1 trial for patients with AKT1 and PI3K mutations; Derazantinib, a multi-kinase inhibitor designed to preferentially inhibit the fibroblast growth factor receptor (FGFR) family, in a registrational trial for iCCA; and ARQ 761, a β-lapachone analog being evaluated as a promoter of NQO1-mediated programmed cancer cell necrosis, in a Phase 1/2 trial in multiple oncology indications in partnership with the University of Texas Southwestern Medical Center. ArQule’s current discovery efforts are focused on the identification and development of novel kinase inhibitors, leveraging the Company’s proprietary library of compounds.

Forward Looking Statements

This press release contains forward-looking statements including, without limitation, statements about ArQule’s expectations regarding the completion, timing and size of the proposed offering, and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares. These statements are based on ArQule’s current beliefs and expectations, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the proposed public offering, as well as risks and uncertainties associated with ArQule’s drug development and other activities. For more detailed information about these risks and uncertainties, see ArQule’s periodic reports filed with the Securities and Exchange Commission. ArQule does not undertake any obligation to publicly update any forward-looking statements.

Corporate Contact:

Marc Schegerin, MD

Senior Vice President, Strategy, Communication, and Finance

(781) 994-0440

marc@arqule.com

Media Contact:

Allison Blum, Ph.D.

LifeSci Public Relations (646) 627-8383

Allison@lifescipublicrelations.com